UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2015

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2015, StemCells, Inc. (the "Company") received written notice from the Nasdaq Stock Market ("Nasdaq") that the closing bid price for the Company’s common stock had been below $1.00 per share for 30 consecutive business days, and that the Company was therefore not in compliance with the requirements for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

The Company was given 180 calendar days, or until November 10, 2015, to regain compliance with the minimum bid price requirement. On November 5, 2015, the Company applied for an extension of the 180 calendar day compliance period under Nasdaq Listing Rule 5810(c)(3). The Company meets the applicable market value of publicly held shares requirement for continued listing and all applicable standards for initial listing on the Nasdaq Capital Market, except for the bid price requirement. The Company also provided its intent to cure the minimum bid price deficiency. On November 11, 2015, Nasdaq granted the Company an additional 180 calendar days, or until May 9, 2016, to regain compliance with the bid price requirement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

November 12, 2015	By:	Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel